Exhibit 4.7
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 16, 2005, is entered into by and among Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), and those parties signatory hereto (the “Unitholders”).
INTRODUCTION
     A. On this date, affiliates of the Unitholders contributed certain hotel and office properties to the Company and its subsidiaries in exchange for cash and securities issued by a subsidiary of the Company.
     B. Certain of the securities are exchangeable for cash or, at the option of the Company, common stock of the Company.
     C. The Company has agreed to register the Unitholders’ sale of the common stock to others under certain terms and conditions.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:
     “Affiliate” of a Person shall mean any other Person that is directly or indirectly (through one or more intermediaries) controlled by, under common control with, or controlling such Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A relevant Person shall be deemed to be controlled by another Person if the other Person (i) with respect to a corporation, owns more than a majority of the issued and outstanding voting equity interests of such corporation, (ii) with respect to a partnership, is a general partner of such partnership and (iii) with respect to a limited liability company, is a managing member or is a member owning more than a majority of the issued and outstanding voting equity interests of such limited liability company.
     “Agreement” means this Registration Rights Agreement (including all exhibits, schedules and other attachments) as amended, restated, supplemented or otherwise modified from time to time.
     “Articles of Incorporation” means the Articles of Amendment and Restatement of the Company as filed with the Secretary of State of the State of Maryland on July 28, 2003, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     “Beneficial Owners Agreement” means each Beneficial Owners Agreement dated as of the date of this Agreement by a Unitholder.
     “Business Day” means any day other than Saturday, Sunday or a day on which banks in New York City are authorized or required by law, regulation or executive order to close.
     “B Units” shall mean “Class B Common Partnership Units,” as defined and described in the Partnership Agreement.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the Company’s common stock, $0.01 par value.
     “Common Units” shall mean “Common Partnership Units,” as defined and described in the Partnership Agreement.
     “Company” shall have the meaning given such term in the preamble.
     “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.
     “Exchangeable OP Units” means the Common Units issued by the Operating Partnership to the Unitholders on the date of this Agreement and the Common Units into which any B Units issued by the Operating Partnership to the Unitholders on the date of this Agreement are converted.
     “GAAP” means generally accepted accounting principles, as established by the Financial Accounting Standards Board.
     “Holder” means any Initial Holder, to the extent such Person is then the record owner of any Registrable Security or any assignee or transferee of any Registrable Security (including assignments or transfers of Registrable Securities to such assignees or transferees as a result of the foreclosure on any loans secured by such Registrable Securities) to the extent (x) such assignee or transferee is permitted under the Partnership Agreement, the applicable Beneficial Owners Agreement and all applicable laws, rules, regulations and orders and (y) such assignee or transferee agrees in writing to be bound by all the provisions of this Agreement and the applicable Beneficial Owners Agreement, if applicable.
     “Immediate Family” of any individual means such individual’s estate and heirs or current spouse, or former spouse, parents, parents-in-law, children (whether natural or adoptive or by marriage), siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such individual or any of the foregoing.
     “Initial Holder” means (i) the Unitholder, (ii) any partner, member or stockholder of the Unitholder, (iii) any Affiliate of any such partner, member or stockholder, and (iv) the Immediate Family of any of the foregoing.

     “Indemnified Party” shall have the meaning given such term in Section 2.8.
     “Indemnifying Party” shall have the meaning given such term in Section 2.8.
     “Operating Partnership” means Ashford Hospitality Limited Partnership, a Delaware limited partnership and a subsidiary of the Company.
     “Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of April 6, 2004 (as subsequently amended September 2, 2004 and September 27, 2004), as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Parties” means the Company and the Holders.
     “Person” means any individual or entity, including any partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization, or a federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, officer or instrumentality, foreign or domestic.
     “Piggy-Back Registration” shall have the meaning given such term in Section 2.2.
     “Registrable Security” means each share of Common Stock of the Company at any time owned of record by any Holder and which is issuable or issued upon exchange of Exchangeable OP Units and each share of additional Common Stock issued as a dividend, distribution or exchange for, or in respect of, such share until
     (i) a registration statement covering such share has been declared effective by the Commission and such share has been disposed of pursuant to such effective registration statement;
     (ii) such share is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which such share may be sold pursuant to Rule 144(k); or
     (iii) such share has been otherwise transferred in a transaction that would constitute a sale thereof under the Securities Act, the Company has delivered a new certificate or other evidence of ownership for such shares not bearing the Securities Act restricted stock legend and such share may be resold without restriction under the Securities Act;
provided, however, that a “Registrable Security” for purposes of the indemnification obligations contained in Sections 2.6 and 2.7 shall mean each share that is registered on the Shelf Registration Statement or pursuant to a Piggy-Back Registration, notwithstanding that such share may not otherwise be a “Registrable Security” by operation of clause (iii) above. Notwithstanding anything in this definition to the contrary, the term “Registrable Security” shall not include any such share if such share (or the related Exchangeable OP Unit) was assigned or otherwise transferred in violation of any law, rule, regulation or order; the Agreement; or, if applicable, any Beneficial Owners Agreement or the Partnership Agreement
     “Registration Expenses” shall have the meaning given such term in Section 2.5.
     “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.
     “Selling Holder” means a Holder who is selling Registrable Securities on the Shelf Registration Statement or pursuant to Piggy-Back Registration.
     “Shelf Registration Statement” means a shelf registration statement as defined in Section 2.1.
     “Underwriter” means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.
     “Unitholders” shall have the meaning given such term in the preamble.
ARTICLE II
REGISTRATION RIGHTS
     Section 2.1 Shelf Registration. The Company shall prepare and file within 75 days from the date of this Agreement a “shelf” registration statement with respect to the resale of the Registrable Securities on an appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), and the Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective prior to the date that is six months from the date of this Agreement, and to keep such Shelf Registration Statement continuously effective (subject to the terms and conditions of this Agreement) until there are no longer any Registrable Securities. In the event that the Company fails to so file, or if filed fails to so maintain the effectiveness of, a Shelf Registration Statement, the Holders of Registrable Securities may participate in a Piggy Back Registration (as defined below) pursuant to Section 2.2 herein; provided, further, that if and so long as a Shelf Registration Statement is on file and effective (subject to the terms and conditions of this Agreement), then the Company shall have no obligation to allow participation in a Piggy Back Registration.
     Section 2.2 Piggy-Back Registration. Subject to Section 2.1 hereof, if the Company proposes to file a registration statement (or a prospectus supplement pursuant to a then existing shelf registration statement) under the Securities Act with respect to a proposed underwritten equity offering by the Company for its own account or for the account of any of its respective securityholders of any class of security other than (i) any registration statement filed by the Company under the Securities Act relating to an offering of Common Stock for its own account as a result of the exercise of the exchange rights set forth in Section 7.4 of the Partnership Agreement, (ii) any registration statement filed in connection with a demand registration or any other contractually obligated registration or (iii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than ten (10) days before the anticipated filing date of the applicable preliminary prospectus or, if applicable, prospectus supplement; provided that in the case of a “bought deal” or an offering in which there is no (or very limited) marketing, seven (7) days before pricing, and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a “Piggy-Back Registration”). The Company shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.
     Section 2.3 Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.2 deliver a written opinion to the Company and the Holders of the Registrable Securities included in such offering that (i) the size of the offering that the Holders, the Company and such other persons intend to make or (ii) the kind of securities that the Holders, the Company and/or any other Persons intend to include in such offering are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then
     (A) if the size of the offering is the basis of such Underwriter’s opinion, the amount of securities to be offered for the accounts of Holders shall be reduced pro rata (according to the number of Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that, in the case of a Piggy-Back Registration, if securities are being offered for the account of other Persons as well as the Company, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced, if the Company has the right to reduce such other Person’s allocation; and
     (B) if the combination of securities to be offered is the basis of such Underwriter’s opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)) or (y) if the actions described in clause (x) would, in the judgment of the managing Underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

     Section 2.4 Registration Procedures; Filings; Information. In connection with the Shelf Registration Statement under Section 2.1, the Company will use its best efforts to effect the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:
     (a) The Company will, if requested, prior to filing a registration statement or any prospectus, amendment or supplement thereto, furnish to each Selling Holder of the Registrable Securities covered by such registration statement copies of such registration statement or related document as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request to facilitate the disposition of the Registrable Securities owned by such Selling Holder.
     (b) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.
     (c) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States (where an exemption does not apply) as any Selling Holder or managing Underwriter or Underwriters, if any, reasonably (in light of such Selling Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.
     (d) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to each Selling Holder any such supplement or amendment.
     (e) The Company will enter into customary agreements and take such other actions as are reasonably required to expedite or facilitate the disposition of such Registrable Securities.

     (f) The Company will make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.
     (g) The Company will furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) if eligible under SAS 100, a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing Underwriter or Underwriters therefor reasonably requests.
     (h) The Company will otherwise comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).
     (i) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.
     The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding such Selling Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(d) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(d) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by such Selling Holder to the Company in writing expressly for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made. In the event the Company shall give such notice, the Company shall (i) promptly prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to a Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.4(d) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 2.4(d) hereof.
     Section 2.5 Registration Expenses. In connection with any Shelf Registration Statement or any Piggy-Back Registration, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the “Registration Expenses”): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 2.4(g) hereof), and (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Selling Holders (or the agents who manage their accounts) or any transfer taxes relating to the registration or sale of the Registrable Securities.

     Section 2.6 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for inclusion therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 2.6, provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter of the Registrable Securities from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities which are the subject thereof if such person did not receive a copy of the prospectus (or the prospectus as supplemented) at or prior to the confirmation of the sale of such Registrable Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as supplemented). The indemnity provided for in this Section 2.6 shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder.
     Section 2.7 Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by Section 2.6. Each Selling Holder also agrees to indemnify and hold harmless Underwriters, if any, of the Registrable Securities, their officers and directors and each Person who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.7. The liability of any Selling Holder pursuant to this Section 2.7 may, in no event, exceed the net proceeds received by such Selling Holder from sales of Registrable Securities giving rise to the indemnification obligations of such Selling Holder.
     Section 2.8 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.6 or 2.7, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.6 hereof, the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.7, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 Business Days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.
     Section 2.9 Contribution. If the indemnification provided for in Section 2.6 or 2.7 hereof is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Holders on the one hand and the Underwriters, if any, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. In connection with a Piggy-Back Registration, the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total commissions and discounts received by such Underwriter in connection with the sale of the securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the securities of such Selling Holder to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder’s obligations to contribute pursuant to this Section 2.9 are several in proportion to the net proceeds of the offering received by such Selling Holder bears to the total net proceeds of the offering received by all the Selling Holders and not joint.
     Section 2.10 Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights provided for in this Article II.
     Section 2.11 Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
     Section 2.12 Holdback Agreements.
     (a) Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, each Holder whose securities are included in a Piggy-Back Registration Statement agrees not to effect any sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested in writing by the Company in the case of a non-underwritten public offering or if and to the extent requested in writing by the managing Underwriter or Underwriters in the case of an underwritten public offering.
     (b) Restrictions on Public Sale by the Company and Others. The Company agrees that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any securities similar to those being registered in accordance with Section 2.2 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement where the Holders of a majority of the Registrable Securities to be included in such registration statement consent or as part of registration statements filed as set forth in Section 2.2(i) or (iii)), if and to the extent requested in writing by the Company in the case of a non-underwritten public offering or if and to the extent requested in writing by the managing Underwriter or Underwriters in the case of an underwritten public offering, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.
     (c) Temporary Suspension of Rights to Sell Based on Confidential Information. If the Company determines in its good faith judgment that the filing of the Shelf Registration Statement under Section 2.1 or the use of any related prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction (the “Confidential Information”), and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement shall be suspended until the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.12(b) is no longer necessary, but in no event for a continuous period of more than 30 days or an aggregate of more than 90 days in any 12-month period. The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary. Nothing in this Section 2.12(b) shall prevent a Holder from offering, selling or distributing pursuant to Rule 144 at any time.
ARTICLE III
MISCELLANEOUS
     Section 3.1 New York Stock Exchange Listing. In the event that the Company shall issue any Common Stock in exchange for Exchangeable OP Units pursuant to Section 7.4 of the Partnership Agreement, then in any such case the Company agrees to cause any such shares of Common Stock to be listed on the New York Stock Exchange prior to or concurrently with the issuance thereof by the Company.
     Section 3.2 Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
     Section 3.3 Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by the Company and the Holders of a majority of the Registrable Securities (not including Registrable Securities held by Affiliates of the Company). No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
     Section 3.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.
     Section 3.5 Successors and Assigns. Except as expressly provided in this Agreement the rights and obligations of the Initial Holders (including their permitted successors and assigns) under this Agreement shall not be assignable to any Person that is not an Initial Holder. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.
     Section 3.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of each Party appear on each counterpart of this Agreement. All counterparts of this Agreement shall collectively constitute a single agreement.
     Section 3.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES OR PRINCIPALS.
     Section 3.8 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
     Section 3.9 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior discussions, understandings, agreements and negotiations between the Parties. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities.
     Section 3.10 Construction. The following rules shall apply to the construction and interpretation of this Agreement:
          (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.
          (b) All references in this Agreement to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.
          (c) The table of contents and headings contained in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (d) Any reference to a Party shall include a reference to such Party’s successors and permitted assigns.
          (e) Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular Party shall not be applicable in the construction and interpretation of this Agreement or any exhibits to this Agreement.
          (f) The word “will” means “shall,” and the word “shall” means “will.”
          (g) Financial values, numbers and concepts shall be calculated in accordance with GAAP.
     Section 3.11 No Third Party Beneficiaries. Except for the rights provided herein to Holders, nothing express or implied herein is intended or shall be construed to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies or other benefits under or by reason of this Agreement.
     Section 3.12 Beneficial Owners Agreements Unaffected. The Parties acknowledge that the Beneficial Owners Agreements are in full force and effect and nothing in this Agreement shall diminish, amend or otherwise modify any of the terms and conditions contained in the Beneficial Owners Agreements.
     Section 3.13 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first Business Day following such Saturday, Sunday or legal holiday. Unless otherwise specified in this Agreement, all references in this Agreement to a “day” or “days” shall refer to calendar days and not Business Days.

[Registration Rights Agreement Signature Page]
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks

David A. Brooks, Vice President

Address:
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

UNITHOLDERS:

CHARTWELL HOTELS ASSOCIATES, a Delaware general partnership

By:	/s/ Richard L. Fisher

Richard L. Fisher, Operating General Partner

By:	FGT, L.P., a Delaware limited partnership and Operating General Partner

	By:	Newsom Investments Ltd., its General Partner

		By:	/s/ William Prezant

William Prezant, Secretary

Address:
299 Park Avenue
New York, New York 10171

Registration Rights Agreement Signature Page

FISHER 6R HOTELS ASSOCIATES, a Delaware general partnership

By:	/s/ Richard L. Fisher

Richard L. Fisher, Operating General Partner

By:	/s/ Kenneth Fisher

Kenneth Fisher, Operating General Partner

Address:
55 Hillside Road
Rye, New York 10580

FISHER 2003 HOTEL REFINANCING ASSOCIATES, a Delaware general partnership

By:	/s/ Arnold Fisher

Arnold Fisher, Operating General Partner

By:	/s/ Richard L. Fisher

Richard L. Fisher, Operating General Partner

Address:
299 Park Avenue
New York, New York 10171

/s/ Martin L. Edelman

Martin L. Edelman

Address:
55 Hillside Road
Rye, New York 10580

Registration Rights Agreement Signature Page

FGT, L.P., a Delaware limited partnership

By:	Newsom Investments Ltd., its General Partner

	By:	/s/ William Prezant

William Prezant, Secretary

Address:
c/o Trust Offices
1325 Airmotive Way, Suite 340
Reno, NV 89502

GEORGE SOROS

By:	/s/ Daniel R. Eule

Daniel R. Eule
Attorney-in-Fact for George Soros

Address:
c/o Daniel Eule
888 Seventh Avenue, Suite 3300
New York, New York 10106

TIVADAR HOLDINGS, LLC, a Delaware limited liability company

By:	SFM Participation, L.P., its Manager

	By:	SFM AH LLC, its General Partner

		By:	/s/ Daniel R. Eule

Daniel R. Eule, President

Address:
c/o Soros Fund Management LLC
888 Seventh Avenue, Suite 3300
New York, New York 10106

Registration Rights Agreement Signature Page

PERTHSHIRE, L.P., a Delaware limited partnership

By:	Texas 5820 LLC, a Texas limited liability company, its general partner

	By:	/s/ Archie Bennett, Jr.

Archie Bennett, Jr., sole member

Address:
c/o Archie Bennet, Jr.
5820 Westgrove
Dallas, Texas 75240

SOUTHWEST SIENA, L.P., a Texas limited partnership

By:	Texas Siena, L.L.C., a Texas limited liability company, its general partner

	By:	/s/ Montgomery Bennett

Montgomery Bennett, sole member

Address:
c/o Montgomery Bennett
3624 Bryn Mawr
Dallas, Texas 75225

/s/ David J. Kimichik

David J. Kimichik

Address:
6228 Tulip Lane
Dallas, Texas 75230

/s/ David A. Brooks

David A. Brooks

Registration Rights Agreement Signature Page

Address:
7167 Blackwood Drive
Dallas, Texas 75231

/s/ Mark Nunneley

Mark Nunneley

Address:
7307 Colgate
Dallas, Texas 75225

Registration Rights Agreement Signature Page